As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-233052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-2115035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

733 Concord Avenue

Cambridge, MA 02138

+1 (617) 949-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(800) 677-3394

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq. John T. Rudy, Esq. Nishant M. Dharia, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Linda Rockett, Esq. Senior Vice President, General Counsel Wave Life Sciences, Inc. c/o 733 Concord Avenue Cambridge, MA 02138 (617) 949-2900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-233052, as originally filed by Wave Life Sciences Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore (“Wave Singapore”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2019 and declared effective on August 14, 2019, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”) by Wave Life Sciences, Inc., a newly established Delaware corporation (“Wave”), as the successor to Wave Singapore.

At Wave Singapore’s Special Meeting of Shareholders on June 22, 2026, shareholders of Wave-Singapore approved a scheme of arrangement under Singapore law (the “Scheme of Arrangement”) to change the Company’s legal domicile from the Republic of Singapore to the State of Delaware, whereby all issued ordinary shares in the capital of Wave Singapore as of immediately prior to the effective time of the Scheme of Arrangement are exchanged on a one-for-one basis for newly issued shares of common stock of Wave, and Wave-Singapore becomes a subsidiary of Wave (the “Redomiciliation”). On July 14, 2026, the Singapore High Court approved the Scheme of Arrangement, and the Redomiciliation was effectuated on August 7, 2026 (the “Effective Date”). For the purposes of this Amendment and the Registration Statement, references to the “Company”, the “Registrant”, “we”, “our”, “us” and similar terms mean, as of any time prior to the Redomiciliation, Wave Singapore, and, as of any time after the Redomiciliation, Wave.

The rights of stockholders of Wave are now governed by Delaware law, the certificate of incorporation of Wave (the “Certificate of Incorporation”) and the bylaws of Wave (the “Bylaws”), which were adopted in connection with the Redomiciliation. Delaware law, the Certificate of Incorporation and the Bylaws contain provisions that differ in certain respects from Wave Singapore’s organizational documents and Singapore law. A description of the rights of stockholders before and after the Redomiciliation is described in the final proxy statement, which was filed by Wave Singapore with the Securities and Exchange Commission, or the Commission, on May 7, 2026.

In accordance with paragraph (d) of Rule 414 under the Securities Act, Wave Life Sciences, Inc., as the successor issuer to Wave Singapore, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Amendment is being filed to reflect any material changes made in connection with or resulting from the Redomiciliation or necessary to keep the Registration Statement from being misleading in any material respect.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences, Inc. and our wholly-owned subsidiaries.

The prospectus contained herein incorporates by reference certain documents filed by us prior to the Effective Date, which will not reflect the change in our domicile, among other things, and any filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the Effective Date. With respect to such information, or any other information contained or incorporated by reference herein that is modified by information subsequently incorporated by reference herein, the statements or information previously contained or incorporated herein shall also be deemed modified or superseded in the same manner.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, no further registration fee is required.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2026

PROSPECTUS

7,072,781 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein, including their pledgees, donees, transferees, assigns or other successors-in-interest, of up to 7,072,781 shares of common stock, $0.001 par value per share, of Wave Life Sciences, Inc. (“Wave,” “we,” “us” or the “Company”). All of the shares being offered are presently issued and outstanding. These shares were issued to certain of the selling stockholders by Wave Singapore upon conversion of their shares of Series B preferred stock into ordinary shares of Wave Singapore in connection with Wave Singapore’s initial public offering of ordinary shares in November 2015 (the “IPO”), were purchased from Wave Singapore by certain of the selling stockholders in a private placement in January 2015, were issued by Wave Singapore to certain of the selling stockholders in exchange for the cancellation of certain debt obligations owed by Wave Singapore in February 2014, and were issued by Wave Singapore to certain of the selling stockholders in 2012 in connection with the share exchange creating the corporate structure of Wave Singapore. On the Effective Date, all issued and outstanding ordinary shares in the capital of Wave Singapore were exchanged on a one-for-one basis for newly issued shares of common stock of Wave. We are registering the resale of these shares of common stock pursuant to the Investors’ Rights Agreement that we entered into with the investors named therein, dated as of August 14, 2015, as amended (the “Investors’ Rights Agreement”). We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders may sell, transfer or otherwise dispose of any or all of their common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their common stock hereunder. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 10. To the extent required by the Investors’ Rights Agreement, we have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is listed on the Nasdaq Global Market under the symbol “WVE.” On August 3, 2026, the last reported sale price of our common stock on the Nasdaq Global Market was $5.74 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

You should rely only on the information contained in this prospectus, incorporated by reference in this prospectus, or contained in any prospectus supplement or free writing prospectus filed with the SEC. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock, and the information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common stock, you should refer to the registration statement, including its exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

By accepting this prospectus, the recipient hereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences, Inc. and our wholly-owned subsidiaries.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein that are important to our business. All trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such reference should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus, in any prospectus supplement, and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Wave Life Sciences

We are a clinical-stage biotechnology company focused on unlocking the broad potential of ribonucleic acid (“RNA”) medicines (also known as oligonucleotides), or those targeting RNA, to transform human health. Our RNA medicines platform, PRISM®, combines multiple RNA medicine modalities, chemistry innovation, and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Our toolkit of RNA-targeting modalities, including RNA interference (“RNAi”) (SpiNA) and RNA editing (AIMers), provides us with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Our pipeline is focused on our obesity (WVE-007), alpha-1 antitrypsin deficiency (“AATD”) (WVE-006) and PNPLA3 I148M liver disease (WVE-008) programs, and also includes clinical programs for Duchenne muscular dystrophy (“DMD”) and Huntington’s disease, as well as several preclinical programs utilizing our versatile RNA medicines platform.

We were founded on the recognition that there was a significant, untapped opportunity to use chemistry innovation to tune the pharmacological properties of oligonucleotides. We have more than a decade of experience challenging convention related to oligonucleotide design and pioneering novel chemistry modifications to optimize the pharmacological properties of our molecules. We have seen in clinical trials that these chemistry modifications enhance potency, distribution, and durability of effect of our molecules.

Our novel chemistry also allows us to avoid using complex delivery vehicles, such as lipid nanoparticles and viruses, and instead use clinically proven conjugates (e.g., N-acetylgalactosamine (“GalNAc”)) or free uptake for delivery to a variety of cell and tissue types. We maintain strong and broad intellectual property, including for our novel chemistry modifications.

Our best-in-class chemistry capabilities have also unlocked new areas of biology, such as harnessing adenosine deaminases acting on RNA enzymes for messenger RNA correction and upregulation, selectively silencing a mutant allele, and more. By opening up new areas of biology, we have also opened up new opportunities to slow, stop, or reverse disease and have expanded the possibilities offered through our platform.

The inspiration for our multimodal platform is based on the recognition that the biological machinery (i.e., enzymes) needed to address human disease already exists within our cells and can be harnessed for therapeutic purposes with the right tools. We believe that we have built the most versatile toolkit of RNA-targeting modalities in the industry, with multiple means of repairing, restoring, or reducing proteins and designing best-fit solutions based on the unique biology of a given disease target. We are actively advancing programs across modalities, including RNAi (silencing), RNA editing, which uses novel A-to-I RNA editing oligonucleotides (“AIMers”), antisense silencing, and splicing. We have also advanced novel bifunctional modalities designed to silence multiple targets or silence one target while simultaneously editing or upregulating another unique target.

We intentionally focus on targeting the transcriptome using oligonucleotides rather than other nucleic acid modalities such as gene therapy and deoxyribunocleic acid (“DNA”) editing. This focus enables us to:

•	Leverage diversity of expression across cell types by modulating the many regulatory pathways that impact gene expression, including transcription, endogenous RNAi pathways, splicing, and translation;

•	Address diseases that have historically been difficult to treat with small molecules or biologics;

•	Access a variety of tissue types or cell types throughout the body and modulate the frequency of dosing for broad distribution in tissues over time;

•	Avoid the risk of permanent off-target genetic changes and other challenges associated with DNA editing or gene therapy approaches; and

•	Leverage well-established industry manufacturing processes and regulatory, access, and reimbursement pathways.

We are currently prioritizing lead programs that use GalNAc delivery for hepatic and metabolic diseases, each of which has potential to translate powerful human genetic insights into potentially transformational RNA medicines:

•	WVE-007 is a GalNAc-conjugated small interfering RNA (“siRNA”) (SpiNA design) targeting inhibin ßE for obesity;

•	WVE-006 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for AATD;

•	WVE-008 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for PNPLA3 I148M liver disease.

Our clinical-stage portfolio also includes WVE-N531, an exon 53 splicing oligonucleotide for DMD, and WVE-003, an allele-selective oligonucleotide designed to lower mutant huntingtin protein and preserve healthy, wild-type huntingtin protein. We are also advancing several emerging siRNA and RNA editing programs targeting both hepatic and extra-hepatic tissues.

Corporate History and Information

We were incorporated under the name Wave Life Sciences Pte. Ltd. (Registration No.: 201218209G) under the laws of Singapore on July 23, 2012. On November 16, 2015, we closed our initial public offering. In preparation for our initial public offering, on November 5, 2015, Wave Life Sciences Pte. Ltd. converted from a private limited company to a public limited company known as Wave Life Sciences Ltd. (“Wave Singapore”). On August 7, 2026, we changed our legal domicile from the Republic of Singapore to the State of Delaware by way of a scheme of arrangement (the “Scheme of Arrangement”), pursuant to which all issued ordinary shares in the capital of Wave Singapore as of immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-one basis for newly issued shares of common stock of Wave, and Wave

Singapore became a subsidiary of Wave. Wave has five wholly-owned subsidiaries: Wave Singapore; Wave Life Sciences USA, Inc., a Delaware corporation (formerly Ontorii, Inc.); Wave Life Sciences Japan, Inc., a company organized under the laws of Japan (formerly Chiralgen., Ltd.); Wave Life Sciences Ireland Limited, a company organized under the laws of Ireland; and Wave Life Sciences UK Limited, a company organized under the laws of the United Kingdom.

Our registered office is located at 1209 Orange Street, Wilmington, DE 19801, U.S.A.

Our corporate website address is www.wavelifesciences.com. The information on our website is not part of this prospectus or incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website in deciding whether to purchase our shares of common stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the “For Investors & Media—Financial Information” section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 7,072,781 shares of common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Shares of common stock offered by the selling stockholders hereunder:	7,072,781 shares of our common stock

Common stock outstanding:	193,277,622

Use of proceeds:	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.

Offering price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” beginning on page 6 of this prospectus.

Nasdaq Global Market Symbol:	WVE

The number of shares of common stock outstanding is based on an aggregate of 193,277,622 shares of common stock outstanding as of June 30, 2026 and excludes:

•	10,777,604 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2026;

•

24,267,659 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026, at a weighted average exercise price of $8.066 per share, of which 12,009,477 shares of common stock were exercisable as of such date;

•	3,180,057 restricted share units (“RSUs”), outstanding as of June 30, 2026;

•	3,662,474 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, as amended (the “2021 Plan”), as of June 30, 2026; and

•	2,070,902 shares of common stock reserved for future issuance under our 2019 Employee Share Purchase Plan (“ESPP”), as of June 30, 2026.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or pre-funded warrants, vesting of outstanding RSUs, or other issuance of shares under the 2021 Plan or ESPP, each as described above.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to fund our future operations;

•	our financial position, revenues, costs, expenses, uses of cash and capital requirements;

•	our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•

the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical studies and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for submission, review or approval of any regulatory filing;

•	the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates;

•	the potential benefits that may be derived from any of our product candidates;

•	our strategies, prospects, plans, goals, expectations, forecasts or objectives;

•	the success of our collaborations with third parties;

•	any payment that our collaboration partners may make to us;

•	our ability to identify and develop new product candidates;

•	our intellectual property position;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expected uses of the net proceeds from any offering of our securities;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to develop sales and marketing capabilities;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance;

•	developments and projections relating to our competitors in the industry;

•	our liquidity and working capital requirements; and

•

and our expectations regarding the impact of any local and global health epidemics on our business, including our research and development activities, preclinical studies and clinical trials, supply of drug product and workforce.

You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus, any accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, the documents that we have incorporated by reference herein and therein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” beginning on page 10 of this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders in disposing of the shares, except we previously agreed to reimburse up to $25,000 of fees and expenses of counsel for the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 7,072,781 shares of common stock. These shares were issued to certain of the selling stockholders by Wave Singapore upon conversion of their Series B preferred shares into ordinary shares of Wave Singapore in connection with our IPO in November 2015, were purchased from Wave Singapore by certain of the selling stockholders in a private placement in January 2015, were issued by Wave Singapore to certain of the selling stockholders in exchange for the cancellation of certain debt obligations owed by Wave Singapore in February 2014, and were issued by Wave Singapore to certain of the selling stockholders in 2012 in connection with the share exchange creating the corporate structure of Wave Singapore. On the Effective Date, all issued and outstanding ordinary shares in the share capital of Wave Singapore were exchanged on a one-for-one basis for newly issued shares of common stock of Wave. We are registering the resale of these shares of common stock pursuant to the Investors’ Rights Agreement. None of our selling stockholders received any of our securities as compensation for underwriting services. We will not receive any proceeds from the resale of the shares of common stock by the selling stockholders.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the common stock described under the column “Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any common stock which the person has the right to acquire within 60 days after August 1, 2026 through the exercise of options, the vesting of restricted share units and the exercise of outstanding pre-funded warrants into common stock.

Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

	Common Stock Beneficially Owned Before this Offering		Common Stock Being Offered in this Offering	Common Stock to be Beneficially Owned After this Offering(3)
Selling Stockholder(1)	Number	Percentage(2)	Number	Number	Percentage
RA Capital Healthcare Fund, L.P.(4)	34,272,406	16.8%	5,213,651	29,058,755	14.2%
Shin Nippon Biomedical Laboratories, Ltd.(5)	3,498,815	1.8%	1,697,467	1,801,348	*
SNBL USA, Ltd.(6)	6,107,593	3.1%	161,663	5,945,930	3.0%

*	Less than 1%.
(1)	All information as of August 1, 2026.
(2)

Based on a denominator equal to the sum of (a) 197,048,175 shares of common stock outstanding on August 1, 2026, and (b) the number of shares of common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of August 1, 2026 beneficially owned by the applicable selling stockholder.

(3)

Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of common stock after the date of this prospectus and prior to completion of this offering.

(4)

Based on information reported by RA Capital Management, L.P. (“RA Capital”) on Schedule 13D/A filed with the SEC on March 30, 2026. Consists of (i) 26,975,505 shares of common stock held by RA Capital Healthcare Fund, L.P. (the “Fund”), which includes 201,594 shares of common stock previously held by Blackwell Partners LLC—Series A, (ii) 16,115 shares of common stock, exercisable options to purchase 174,430 shares of common stock exercisable within 60 days after August 1, 2026 and 12,700 restricted stock units that will vest and convert into shares of common stock within 60 days after August 1, 2026 held by Dr. Peter Kolchinsky, a member of our board of directors, and (iii) 7,093,656 shares of common stock that the Fund beneficially owns based on the right to acquire upon exercise of pre-funded warrants. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky, a member of our board of directors, and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of common stock held by the Fund. Because the Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of securities reported herein. The address for RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(5)

Based on information reported by Shin Nippon Biomedical Laboratories, Ltd. (“SNBL”) on Schedule 13D/A filed with the SEC on June 6, 2025. Consists of 3,498,815 shares of common stock held by SNBL. Ken Takanashi, a member of our board of directors, is an executive officer of SNBL. SNBL, Mr. Takanashi and Ryoichi Nagata, Chairman and President of SNBL, share voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares. The address of SNBL is 2438 Miyanoura-cho, Kagoshima City, Kagoshima 891-1394, Japan.

(6)

Consists of 6,107,593 shares of common stock held by SNBL USA, Ltd. (“SNBL USA”), Mr. Takanashi, a member of our board of directors, is an executive officer and director of SNBL USA. SNBL, Mr. Takanashi and Ryoichi Nagata, Chairman of SNBL USA, share voting and dispositive power with respect to such shares and may be deemed to beneficially own such shares. The address of SNBL USA is 2333 Seaway Boulevard, Everett, WA 98203. See also footnote 5 above.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the common stock or interests in the common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We plan to keep the registration statement of which this prospectus constitutes a part effective until all of the shares registered on the registration statement have been sold or they are able to be sold without limitation during a three-month period under Rule 144 of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), authorizes 500,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, at a duly called or convened meeting of stockholders at which a quorum is present, a plurality of the votes cast will be able to elect all of the directors then standing for election.

Dividends

Subject to the rights of the holders of any class or series of preferred stock as may be set forth in the certificate of designations for such class or series of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of our capital stock. Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our results of operations, financial condition, contractual restrictions and capital requirements, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock that we may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Pre-Funded Warrants

Our outstanding pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of share(s) of our common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Unless and until the Stockholder Approval (as defined below) is obtained, we may not effect the exercise of any pre-funded warrants, and a holder will not be entitled to exercise any portion of any pre-funded warrants, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not exceeding 19.99%, in the case of an increase, upon 61 days’ prior notice from the holder to us.

Upon the written request of the holder delivered to us, we will be required to use commercially reasonable efforts to obtain stockholder approval (the “Stockholder Approval”) at our next regularly scheduled annual meeting of stockholders, for the issuance of the pre-funded warrant shares upon the exercise of all or any portion of the pre-funded warrants such that such issuance of pre-funded warrant shares will comply with the Listing Rules of the Nasdaq Stock Market LLC, including, without limitation, Listing Rule 5635, and applicable law. In the event that the holder requests the Stockholder Approval, we will be required to use commercially reasonable efforts to obtain Stockholder Approval at our next regularly scheduled annual meeting, and if Stockholder Approval is not obtained at such meeting for any reason, then the holder may again request Stockholder Approval each year pursuant to and subject to the terms of the pre-funded warrants, at each of our subsequent regularly scheduled annual meetings that occur prior to the termination date of the pre-funded warrants. We will not be obligated to seek the Stockholder Approval at any stockholder meeting other than our regularly scheduled annual stockholder meeting, and such written request of the holder must be received by us at least 90 days in advance of such annual meeting.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock, as adjusted from time to time. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants will be subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock or any person or group becoming the beneficial owner of 50% of the voting power (represented by our outstanding common stock), upon consummation of such a fundamental transaction, holders of pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of a holder of a pre-funded warrant’s ownership of our common stock, such holder does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant will be entitled to participate in such distributions to the same extent as if a holder of our common stock, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution would be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the pre-funded warrant is exercised.

Annual Stockholder Meetings

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws (the “Amended and Restated Bylaws”) provide that annual stockholder meetings will be held at a date, place (if any) and hour, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

The Delaware General Corporation Law (the “DGCL”) contains and our governing documents contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three (3) years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three (3) years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Stockholder Action and Special Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that, except as otherwise provided therein or in the applicable certificate of designation related to any series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by our stockholders. Our Amended and Restated Certificate of Incorporation provides, subject to the special rights of the holders of one or more outstanding series of preferred stock, that special meetings of our stockholders may be called only by or at the direction of our board, the Chairperson of our board or our Chief Executive Officer or President, thus prohibiting a stockholder (in his, her or its capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority Requirements for Certain Amendments of our Amended and Restated Certificate of Incorporation

Certain amendments to our Amended and Restated Certificate of Incorporation require the approval of 66-2/3% of the voting power of all then-outstanding shares of the Company entitled to vote thereon, voting together as a single class.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

Our board will determine from time to time by resolution the total number of directors that will constitute the whole board of directors. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, in any election of directors at a duly called or convened meeting of stockholders at which a quorum is present, a director nominee for our board will be elected by the affirmative vote of a plurality of the votes cast with respect to such director. An incumbent director who is nominated for an election and fails to receive a plurality of the votes present and voting for such director’s re-election would be expected to tender their resignation to the Company. Our directors are elected and shall hold office until the next annual election and until their respective successors are duly elected and qualified.

Our Amended and Restated Certificate of Incorporation provides that, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding voting stock entitled to vote at an election of directors. Furthermore, subject to (i) the special rights of the holders of one or more outstanding series of preferred stock to elect directors and (ii) the rights of our stockholders to fill a vacancy created by the removal of a director at a meeting of stockholders held for that purpose, a majority of our board will have the exclusive right to appoint a director to fill a vacancy created by the expansion of our board or the resignation, death or removal of a director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action, suit or proceeding brought on our behalf; any action, suit or proceeding asserting a claim of a breach of fiduciary duty; any action, suit or proceeding asserting a claim against us arising pursuant to the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against us or our current and former directors, officers, stockholders and other employees. In addition, our stockholders may incur additional costs as a result of these exclusive forum provisions. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Although our Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. If a court were to find the exclusive forum provision contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur significant additional costs associated with resolving such dispute, as well as resolving such action in other jurisdictions, all of which may adversely affect our business, financial condition and results of operations.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that we have the power to provide rights to indemnification and advancement of expenses to, among others, our current and former directors and officers. The DGCL provides that a corporation’s certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders;

•	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of the corporation.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also required to advance certain expenses (including attorneys’ fees) to our directors and officers and are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. Wave Singapore has entered into agreements to indemnify the Wave Singapore directors and executive officers, and we expect to enter into agreements to indemnify our directors and executive officers as determined by our board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for any breach of fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.

Uncertificated Shares

Holders of shares of our capital stock do not have the right to require us to issue certificates for their shares. While we may in the future issue certificated shares, our current expectation is that we will only issue uncertificated shares going forward.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “WVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Registration Rights under Wave Singapore’s Share Purchase Agreement with Pfizer

The Share Purchase Agreement (the “Pfizer Share Purchase Agreement”), dated as of May 5, 2016, by and between Wave Singapore and an affiliate of Pfizer Inc. (the “Pfizer Affiliate”), providing the Pfizer Affiliate with certain registration rights relating to the Wave Singapore ordinary shares purchased by the Pfizer Affiliate pursuant to the Pfizer Share Purchase Agreement was assigned to and assumed by us such that the existing rights and restrictions in the Pfizer Share Purchase Agreement apply in respect of the Pfizer Affiliate’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the Pfizer Share Purchase Agreement, pursuant to which the Pfizer Affiliate purchased 1,875,000 Wave Singapore ordinary shares (the “Pfizer Shares”), subject to certain conditions and limitations, we provided certain demand registration rights to the Pfizer Affiliate in order to register all or a portion of the Pfizer Shares (which are shares of our common stock) purchased by the Pfizer Affiliate. The Pfizer Share Purchase Agreement also provides the Pfizer Affiliate with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, the Pfizer Affiliate will have the right to include some or all of the Pfizer Shares in such registration. The Pfizer Share Purchase Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Pfizer Shares.

Registration Rights under Wave Singapore’s Share Purchase Agreement and Investor Agreement with GSK

The Share Purchase Agreement (the “GSK Share Purchase Agreement”), dated as of December 13, 2022, by and between Wave Singapore and Glaxo Group Limited (“GGL”), an affiliate of GlaxoSmithKline Intellectual Property (No. 3) (“GSK”), and the related Investor Agreement (the “GSK Investor Agreement”, and together with the GSK Share Purchase Agreement, the “GSK Agreements”), dated as of January 26, 2023, by and between Wave Singapore and GGL providing GGL with certain registration rights relating to the Wave Singapore ordinary shares purchased by GGL pursuant to the GSK Share Purchase Agreement was assumed by us such that the existing rights and restrictions in the GSK Agreements apply in respect of GGL’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the GSK Investor Agreement, pursuant to which GGL purchased 10,688,762 Wave Singapore ordinary shares (the “GGL Shares”), subject to certain conditions and limitations, we provided certain demand registration rights to GGL in order to register all or a portion of the GGL Shares (which are shares of our common stock) purchased by GGL. The GSK Investor Agreement also provides GGL with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, GGL will have the right to include some or all of the GGL Shares in such registration. The GSK Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of GGL Shares.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wave Life Sciences Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.wavelifesciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities the selling stockholders may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the SEC on February  26, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K that we filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 that we filed with the SEC on April 28, 2026 and July 30, 2026, respectively;

•

our Current Reports on Form 8-K that we filed with the SEC on February 2, 2026, March 26, 2026, April  15, 2026, April  21, 2026, May  18, 2026, June  26, 2026 and August 7, 2026 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our common stock that is contained in our Current Report on Form 8-K filed with the SEC on August 7, 2026 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-37627.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Wave Life Sciences, Inc.

c/o 733 Concord Avenue

Cambridge, MA 02138, USA

ATTN: Investor Relations

You may also access these documents on our website, http://www.wavelifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. Neither we nor the selling stockholders are making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$18,019	(1)
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	50,000
Transfer Agent Fees and Expenses	2,500
Miscellaneous Fees and Expenses	2,481

Total	$88,000

(1)	The SEC registration fee of $18,019 was paid upon the initial filing of the Registration Statement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The certificate of incorporation, as amended, of the registrant provides that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law and the bylaws of the registrant provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for payments of unlawful dividends or unlawful stock purchases or redemptions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (5) an officer in any action by or in the right of the corporation. The current certificate of incorporation, as amended, of the registrant provides for such limitation of liability for directors and officers.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our certificate of incorporation, as amended, our bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

The exhibits to this Amendment No. 1 are listed in the Exhibit Index to this Amendment No. 1, which Exhibit Index is hereby incorporated by reference.

Item	17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1(1)	Amended and Restated Certificate of Incorporation of Wave Life Sciences, Inc.

3.2(2)	Amended and Restated Bylaws of Wave Life Sciences, Inc.

4.1(3)	Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of August 14, 2015.

4.2(4)	Amendment No. 1 to Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of November 8, 2018.

4.3(5)*	Share Purchase Agreement by and between the Registrant and C.P. Pharmaceuticals International C.V., dated as of May 5, 2016.

4.4(6)	Share Purchase Agreement by and between the Registrant and Glaxo Group Limited, dated as of December 13, 2022.

4.4(7)	Investor Agreement by and between the Registrant and Glaxo Group Limited, dated as of January 26, 2023.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the shares being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to the initial registration statement).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Securities and Exchange Commission on October 9, 2015.

(4)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Securities and Exchange Commission on November 9, 2018.

(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Securities and Exchange Commission on August 15, 2016.

(6)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.

(7)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.

*	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on August 7, 2026.

WAVE LIFE SCIENCES, INC.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2026

/s/ Kyle Moran Kyle Moran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer))	August 7, 2026

* Christian Henry	Chairman of the Board of Directors	August 7, 2026

* Gregory L. Verdine, Ph.D.	Director	August 7, 2026

* Peter Kolchinsky, Ph.D.	Director	August 7, 2026

/s/ Aik Na Tan Aik Na Tan	Director	August 7, 2026

* Adrian Rawcliffe	Director	August 7, 2026

* Ken Takanashi, MBA, CPA	Director	August 7, 2026

/s/ Mark H. N. Corrigan, M.D. Mark H. N. Corrigan, M.D.	Director	August 7, 2026

/s/ Heidi L. Wagner Heidi L. Wagner	Director	August 7, 2026

*By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
Attorney-in-fact